UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On November 28, 2017, Jason G. Weiss, a director of Great Lakes Dredge & Dock Corporation (the “Company”), Chair of the Compensation Committee of the Board of Directors of the Company (the “Board”), and a member of the Audit Committee of the Board, informed the Company that he did not wish to stand for re-election upon the expiration of his term at the Company’s 2018 Annual Meeting of Stockholders (together with any postponement or adjournment thereof, the “2018 Annual Meeting”).  Mr. Weiss’s decision not to stand for re-election did not result from any disagreement, known to a member of the Board or an executive officer of the Company, regarding the Company’s operations, policies, practices or financial reporting.

Expansion of Board of Directors and Election of New Directors

On November 28, 2017, the Board increased the size of the Board, effective as of the Company’s 2018 Annual Meeting, from eight members to nine members.

Also on November 28, 2017, the Board elected Kathleen M. Shanahan and Ronald R. Steger as directors, each effective as of the Company’s 2018 Annual Meeting, to fill the vacancies created by the departure of Mr. Weiss and the expansion of the Board.

Ms. Shanahan is currently the Chair of Ground Works Solutions and previously served as Chair and Chief Executive Officer of the company (previously known as URETEK Holdings, Inc.), which provides foundation lifting and soil stabilization solutions, until March 2016.  Ms. Shanahan also previously served as the Chair and Chief Executive Officer of WRS Infrastructure & Environment, Inc. (d/b/a WRScompass), an environmental engineering and civil construction company, and she held numerous positions in government and public policy.  Ms. Shanahan is currently a member of the Board of Directors of BioIQ, Inc. and Turtle & Hughes, Inc., and she was previously a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) and a member of the Board of Managers of TerraSea Environmental Solutions LLC, one of the Company’s previous joint ventures.  Ms. Shanahan holds a Bachelor’s Degree in Nutrition-Biochemistry from the University of California San Diego and received an Executive MBA from the New York University Leonard N. Stern School of Business.

Mr. Steger currently serves on the Boards of Directors of Global Eagle Entertainment Inc. (NASDAQ:ENT) and Overseas Shipholding Group, Inc. (NYSE:OSG), where he chairs the Audit Committees of each. Mr. Steger also currently serves as an Advisory Board Member of ATREG, Inc. and he previously served on the Board of Directors of International Seaways, Inc. (NYSE:INSW).  In addition, Mr. Steger is a Senior Technical Advisor at Effectus Group, a boutique accounting advisory firm that specializes in serving high-growth technology companies.  Until December 31, 2013, Mr. Steger worked as an Audit Partner for KPMG LLP, an accounting firm.  Mr. Steger holds a Bachelor’s Degree in Accounting from Villanova University, and he is a licensed Certified Public Accountant (retired status).

Both Ms. Shanahan and Mr. Steger will receive the standard compensation payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2017.

There are no arrangements or understandings between Ms. Shanahan and any other person pursuant to which Ms. Shanahan was selected as a director of the Company, or between Mr. Steger and any other person pursuant to which Mr. Steger was selected as a director of the Company.  Neither Ms. Shanahan nor any of her immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K, and neither Mr. Steger nor any of his immediately family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

At this time, the Company has not made a determination regarding any Board committee assignments for either Ms. Shanahan or Mr. Steger.

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Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears prior to the signature page of this report and is incorporated by reference herein.

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated November 30, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

Date: November 30, 2017	By:	/s/ MARK W. MARINKO
Mark W. Marinko
Senior Vice President and Chief Financial Officer

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